UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc.

1 Broadway, 7th Floor, Suite 07-300 Cambridge, Massachusetts, 02142
(Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mary Thistle to the Board of Directors

On April 18, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Vigil Neuroscience, Inc. (the “Company”), the Board appointed Mary Thistle to the Board, effective as of April 18, 2022 (the “Effective Date”). Ms. Thistle will serve as a Class II director until her term expires at the 2023 annual meeting of stockholders at which time she will stand for election by the Company’s stockholders. The Board determined that Ms. Thistle is independent under the listing standards of the Nasdaq Stock Market.

Ms. Thistle was also appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”). The Board has determined that Ms. Thistle meets the requirements for independence of audit committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended. Effective as of Effective Date, the Audit Committee is composed of Ms. Thistle, Clay Thorp, Gerhard Koenig, PhD. and Shaan Gandhi, MD, DPhil., and is chaired by Clay Thorp.

Ms. Thistle has served as Special Advisor to the Bill & Melinda Gates Medical Research Institute, a non-profit biotech organization, since October 2020, and previously served as the organization’s Chief of Staff from January 2018 until she assumed her current role. Prior to that, she held senior leadership positions at Dimension Therapeutics, Inc., a gene therapy company, including Chief Operating Officer from 2016 to 2017 and Chief Business Officer from 2015 to 2016. Prior to joining Dimension Therapeutics, Inc., she held several executive positions, including Senior Vice President, Business Development, at Cubist Pharmaceuticals, Inc., a biopharmaceutical company, from 2014 to 2015, Vice President, Business Development from 2012 to 2013 and Senior Director, Business Development from 2009 to 2012. Ms. Thistle currently serves on the board of directors of Alaunos Therapeutics, Inc. (NASDAQ: TCRT) and Homology Medicines, Inc. (NASDAQ: FIXX) as well as the boards of several private companies. Ms. Thistle holds a B.S. in Accounting from the University of Massachusetts, Boston.

As a non-employee director, Ms. Thistle will receive cash compensation for her Board service in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). In addition, under the Compensation Policy, upon her election as a director on April 18, 2022, Ms. Thistle was granted an option to purchase 24,309 shares of the Company’s common stock at an exercise price per share of $6.80. This option shall vest in equal monthly installments over three years from the date of grant, provided, however, that all vesting shall cease if the director ceases to have a service relationship, unless the Board determines that the circumstances warrant continuation of vesting. Ms. Thistle is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Thistle and any other persons pursuant to which she was selected as a director. In addition, Ms. Thistle will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors, a copy of which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-261230) filed with the Securities and Exchange Commission on January 3, 2022. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Thistle for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by her in any action or proceeding arising out of her respective service as one of our directors.

Item 7.01	Regulation FD Disclosure.

On April 20, 2022, the Company issued a press release titled “Vigil Neuroscience Expands Leadership Team and Board of Directors”, where it announced the appointment of Ms. Thistle to the Board as well as the appointment of Christopher Verni as General Counsel of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: April 20, 2022	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
President and Chief Executive Officer